Exhibit 10.21

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

April 20, 2015

Mr. Tim Taylor
Vice President, Finance, Business Operations, & Strategy
Globalstar, Inc.
300 Holiday Square Blvd.
Covington, Louisiana 70433

Ref:	Contract Number GINC-C-08-0390 (“Contract”) between Globalstar, Inc. (“Globalstar”) and Hughes Network Systems, LLC (“Hughes”), as amended;
Letter Agreement between Globalstar and Hughes regarding custom test equipment (“CTE”), dated March 3, 2015 (“CTE Letter Agreement”);
Letter Agreement between Globalstar and Hughes regarding exercise of option for purchase of additional RANs, dated April 10, 2015 (“RAN Option Letter Agreement”)

Dear Tim:

This letter (“Letter Agreement”) memorializes recent discussions and understandings regarding the pre-payment of certain payment milestones in the form of equity consideration in lieu of cash under the above-referenced Contract and CTE and RAN Option Letter Agreements.

In consideration of the mutual promises and covenants contained in this Letter Agreement, Globalstar and Hughes (each a “Party” and collectively, the “Parties”) agree as follows:

1.    Globalstar shall pay to Hughes in lieu of cash all of the payments listed in Section 2 in the form of registered shares of Globalstar voting common stock, all of which shares shall be freely tradable, free and clear of any liens, encumbrances, legends or other restrictions (NYSE MKT: GSAT, the “Freely Tradable GSAT Stock”) as a single payment, on or before the date which is 60 days after the date on which this Letter Agreement is signed by Globalstar, in accordance with the terms and conditions set out in this Letter Agreement.

2.    The below payments, totaling $15,516,236 (the “Payment Milestone Amount”), that shall be paid in Freely Tradable GSAT Stock are as follows:

•	RAN & UTC Milestone Payments (Sec. 2.1 of Contract Exh. C)

Mr. Tim Taylor
April 20, 2015

Payment No.	Payment Event	Invoice Date	Amount (US$)
15b	Complete RAN IMS FAT	May-15	[*]
16	Complete SySAT and Provisional Acceptance as per Exhibit A	Jul-15	[*]
17	Complete of RAN#3 in service (start of Customer’s commercial service in North America with first 3 RANs)	Aug-15	[*]
18	Complete OAT of RAN#4	Sep-15	[*]
19	Complete OAT of RAN#5	Oct-15	[*]
20	Complete OAT of RAN#6	Nov-15	[*]
21	Complete OAT of RAN#7	Dec-15	[*]
22	Complete OAT of RAN#8	Jan-16	[*]
	Total		[*]

•	Amendment 12 Design Changes Milestone Payments (Sec. 2.3 of Contract Exh. C)

Payment No.	Payment Event	Invoice Date	Amount (US$)
5	Completion of IMS FAT (ref. Ex. C Payment Milestone 15b)	Upon completion of IMS FAT	[*]

•	CTE Letter Agreement Milestone Payments

Payment No.	Payment Event	Invoice Date	Amount (US$)
1	Signature of Letter Agreement	Signature Date	[*]
2	Completion of the Design Review (Signature Date + 2 months)	Upon completion of Design Review	[*]
3	Progress Payment covering three (3) additional CTE units (Signature Date + 4 months)	Signature Date + 4 months	[*]
4	Delivery of first CTE (Signature Date + 6 months)	Upon Delivery	[*]
5	Final Acceptance of first CTE (Signature Date + 8 months)	Upon Final Acceptance	[*]
6	Delivery of three (3) additional CTE units (Signature Date + 9 months)	Upon Delivery	[*]
	Total		[*]

Mr. Tim Taylor
April 20, 2015

•	RAN Option Letter Agreement Milestone Payments

Payment No.	Payment Event	Invoice Date	Amount (US$)
1	Signature of Letter Agreement	Signature Date	[*]
2	Completion of hardware orders	Signature Date + 2 months	[*]
3	Completion of pre-ship stage test	Signature Date + 5 months	[*]
4	Completion of hardware site acceptance test (SAT) at the sites [specific locations to be determined]	Signature Date + 8 months	[*]
5	Completion of OAT at the sites	Signature Date + 10 months	[*]
6	Progress payment	Signature Date + 16 months	[*]
	Total		[*]

3.    Globalstar shall pay the Payment Milestone Amount by transferring to Hughes Freely Tradable GSAT Stock. Such shares shall be at a price per share (the “Share Price”) equal to a 7% discount to the closing market price on the trading day that is one day prior to the date on which Globalstar transfers Freely Tradable GSAT Stock to Hughes. The number of shares of Freely Tradable GSAT Stock (the “Payment Milestone Shares”) to be transferred shall be calculated by dividing the Payment Milestone Amount by the Share Price. The Payment Milestone Shares shall be issued to Hughes immediately preceding the time the registration statement covering the shares is declared effective.

4.    Globalstar, at its expense, shall use reasonable best efforts and provide cooperation and assistance to Hughes to ensure that all documentation necessary to effect the transfer of any Freely Tradable GSAT Stock to Hughes or its broker is completed promptly and take all other actions and do all other things reasonably necessary to ensure prompt execution of the transfer of Freely Tradable GSAT Stock to Hughes.

5.    Hughes hereby acknowledges and agrees that, upon the transfer of the Payment Milestone Shares into the Hughes-designated brokerage account, Globalstar shall be deemed to have paid in full the amounts payable in respect of the payment milestones listed in Section 2.

6.    Globalstar will provide Hughes downside protection for a period of 10 trading days after the issuance of the Freely Tradable GSAT Shares (“10 Day Period”), such that (A) the total amount of gross proceeds Hughes receives from the sale of any Payment Milestone Shares plus, if applicable, the market value of any Payment Milestone Shares still held by Hughes as of the close of trading on the last day of the 10 Day Period shall be no less than (B) $15,516,236. In the event that, at the earlier of i) the date on which Hughes has sold all of the Payment Milestone Shares and ii) the close of trading on the last day of the 10 Day Period, (A) is less than (B), Globalstar will provide downside protection to Hughes by issuing additional shares of Freely Tradable GSAT Stock having a total value equal to the difference between (B) and (A). The additional shares to be issued, if any, will be valued at a trailing volume weighted average price for the 5 trading days prior to the earlier of the date on which the Payment Milestone Shares have been finally sold or the close of trading on the last day of the 10 Day Period, whichever is applicable.

Mr. Tim Taylor
April 20, 2015

Globalstar shall issue any such additional shares of Freely Tradable GSAT Stock within 5 business days of written notice from Hughes to be sent no later than one day following the end of the 10 Day Period. Any shares of Freely Tradable GSAT Stock issued by Globalstar under this Section 5 shall be freely tradable, free and clear of any liens, encumbrances, legends or other restrictions.

6.    The parties agree that pre-payment of the payments referenced in Section 2 of this Letter Agreement shall not cause an acceleration of, or require Hughes to accelerate, the performance of the work under the Contract or the CTE and RAN Option Letter Agreements, and all work under the Contract and CTE and RAN Option Letter Agreements will be completed in accordance with the current schedules set forth in the respective agreements, unless such schedules are otherwise amended in accordance with the Contract or CTE and RAN Option Letter Agreements (as applicable). In addition, for purposes of clarity, Payment Milestone No. 23 (as set forth in Section 2.1 of Exhibit C of the Contract) shall be paid in cash in accordance with the terms and conditions of the Contract.

7.    Hughes shall have the right to terminate this Letter Agreement by sending written notice of termination if the Registration Statement is not declared effective by the date which is 60 days after the date on which this Letter Agreement is signed by Globalstar or the Payment Milestone Shares are not received by Hughes by the date which is 60 days after the date on which this Letter Agreement is signed by Globalstar. In the event that Hughes terminates this Letter Agreement, Globalstar shall be required to pay Payment No. 1 under the RAN Option Letter Agreement in cash within 5 business days of the date of termination of this Letter Agreement by Hughes and all other payments listed in Section 2 shall be paid in cash no later than the due date corresponding to the respective payment milestone.

8.    Except as amended herein, all terms and conditions of the Contract shall remain in full force and effect. In the event of a discrepancy between the terms and conditions contained in this Letter Agreement, as amended, and those contained in the Contract, the terms and conditions contained in this Letter Agreement shall prevail. The terms of this Letter Agreement may be modified only by an agreement in writing signed by the parties. This Letter Agreement may be signed in counterparts and each original counterpart shall be deemed binding on each Party collectively and individually. This Letter Agreement shall be governed by and interpreted according to the laws of the State of New York.

We would appreciate Globalstar acknowledging its agreement with the terms of this Letter Agreement by having a duly authorized representative sign in the signature block below.

Sincerely,

/s/ Sean P. Fleming

Sean P. Fleming
Vice President and Associate General Counsel

Mr. Tim Taylor
April 20, 2015

AGREED AND ACCEPTED BY:

GLOBALSTAR, INC.

Signature /s/ Timothy E. Taylor

Name Timothy E. Taylor

Title Vice President, Finance, Business Operations and Strategy

Date April 20, 2015